SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 18, 2013

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders (“Annual Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on June 18, 2013. The following nominees were elected by the votes indicated to serve as directors for a one year term, or until their successors are elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
William L. Jones	20,720,275	4,430,870	73,309,101
Neil M. Koehler	20,160,989	4,990,156	73,309,101
Terry L. Stone	21,583,977	3,567,168	73,309,101
John L. Prince	21,616,498	3,534,647	73,309,101
Douglas L. Kieta	21,652,807	3,498,338	73,309,101
Larry D. Layne	19,358,315	5,792,830	73,309,101
Michael D. Kandris	21,648,905	3,502,240	73,309,101

The following proposals were also approved at the Annual Meeting by the votes indicated:

Proposal Two: To approve the 2012 compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“say-on-pay”).

Total Votes
For	17,196,536
Against	7,322,801
Abstain	631,808
Broker Non-Votes	73,309,101

Proposal Three: To recommend conducting an advisory vote on executive compensation every one, two or three years.

Total Votes
One Year	11,625,706
Two Years	1,509,619
Three Years	10,613,604
Abstain	1,402,215
Broker Non-Votes	N/A

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Proposal Four: To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 414,285 shares to 914,285 shares (as adjusted for the Company’s 1-for-15 reverse stock split effective May 14, 2013).

Total Votes
For	15,457,641
Against	9,140,066
Abstain	553,438
Broker Non-Votes	73,309,101

Proposal Five: To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, under the terms of that certain Securities Purchase Agreement dated March 28, 2013 by and among the Company and the investors listed on the Schedule of Buyers thereto, and related documents, in excess of that number of shares of the Company’s common stock equal to 20% of the total number of shares of the Company’s common stock outstanding as of December 19, 2012.

Total Votes
For	18,693,773
Against	5,625,870
Abstain	831,502
Broker Non-Votes	73,309,101

Proposal Six: To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Total Votes
For	87,167,082
Against	8,312,778
Abstain	2,980,385
Broker Non-Votes	N/A

Item 8.01 Other Events

Stockholder Approval Notice

On March 28, 2013, the Company entered into a Securities Purchase Agreement with certain investors (the “Investors”) pursuant to which the Company agreed to sell to such Investors an aggregate of (i) 6,000 units (“Units”), with each Unit consisting of $1,000 of the Company’s Series A Subordinated Convertible Notes, a Series A Warrant to purchase up to 131.4 shares of the Company’s common stock (as adjusted for the Company’s 1-for-15 reverse stock split effective May 14, 2013) for a term of two years and a Series B Warrant to purchase up to 178.2 shares of the Company’s common stock (as adjusted for the Company’s 1-for-15 reverse stock split effective May 14, 2013) for a term of two years after the closing of the Series B Note Offering (as defined below), in an offering (“Series A Offering”) pursuant to a prospectus supplement to the Company’s shelf registration statement on Form S-3 (Registration No. 333-180731) at an initial closing and (ii) $8,000,000 of the Company’s Series B Subordinated Convertible Notes (the “Series B Notes”) in an offering (the “Series B Note Offering”) pursuant to a separate prospectus supplement to the Company’s shelf registration statement on Form S-3 (Registration No. 333-180731) at a subsequent closing.

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The Series A Offering closed on March 28, 2013.  The closing of the Series B Note Offering is subject to various closing conditions, including, without limitation, the requirement that the Company obtain stockholder approval for the Series A Offering and the Series B Note Offering.

On June 18, 2013, the Company delivered a notice to the Investors certifying that the Company had obtained stockholder approval for the Series A Offering and the Series B Note Offering (“Stockholder Approval Notice”). The Stockholder Approval Notice is attached as exhibit 99.1 to this Current Report on Form 8-K. The Series B Note Offering is expected to close on or prior to June 21, 2013, subject to satisfaction of customary closing conditions.   A summary of the terms of the Series B Notes is contained in the Company’s Current Report on Form 8-K filed on March 28, 2013.

GS CleanTech Corporation Litigation

On May 24, 2013, GS CleanTech Corporation (“GS CleanTech”) filed suit in the United States District Court for the Eastern District of California, Sacramento Division (Case No.: 2:13-CV-01042-JAM-AC), naming the Company as a defendant. The suit alleges patent infringement by virtue of certain corn oil separation technology in use at one or more of the Company’s ethanol production facilities, including the plant located in Stockton, California. The complaint seeks preliminary and permanent injunctions prohibiting future infringement on the patent owned by GS CleanTech and damages in an unspecified amount adequate to compensate GS CleanTech for the alleged patent infringement, but in any event no less than a reasonable royalty for the use made of the inventions of the patent, plus attorneys fees. The Company strongly disagrees that its use of corn oil separation technology infringes the patent owned by GS CleanTech and intends to vigorously defend against GS CeanTech’s claims. As of the date of this report, discovery has not commenced and a trial date has not been set. In addition, GS CleanTech has advised the Company that it is in the process of amending its complaint.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

	Number	Description

	99.1	Stockholder Approval Notice

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	PACIFIC ETHANOL, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description

99.1	Stockholder Approval Notice

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